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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2004, with respect to the financial statements of Rio Grande Pipeline Company included in the Registration Statement (Amendment No. 1 to Form S-1 (Commission File No. 333-113588)) and related Prospectus of Holly Energy Partners, L.P. for the registration of 6,000,000 common units representing limited partner interests.



Tulsa, Oklahoma
April 23, 2004


                                                           ERNST & YOUNG LLP

                                                           /s/ Ernst & Young LLP